UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Revolving Credit Facility

On August 28, 2025 (the “Third Amendment Date”), Enova International, Inc. (the “Company”) and certain of its subsidiaries amended their existing secured asset-backed revolving credit facility by entering into that certain Third Amendment to Amended and Restated Credit Agreement and Joinder (the “Third Amendment”) with Bank of Montreal, as administrative agent and collateral agent, and the lenders party thereto. The Third Amendment amends that certain Amended and Restated Credit Agreement, dated as of June 23, 2022, by and among the Company, certain of its subsidiaries, the lenders party thereto and Bank of Montreal, as administrative agent and collateral agent (as amended prior to the Third Amendment Date, the “Existing Credit Agreement” and as amended by the Third Amendment, the “Amended Credit Agreement”).

Among other changes, the Third Amendment increases the total commitment amount from $665,000,000 to $825,000,000, extends the maturity date from June 30, 2026 to August 28, 2029 and reduces the interest rate, as applicable, from the base rate plus 0.75% to the base rate plus 0.50% and from the SOFR rate plus 3.50% to the SOFR rate plus 3.25%.

The Amended Credit Agreement includes the same customary affirmative and negative covenants as the Existing Credit Agreement, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, enter into certain transactions with affiliates, make restricted payments, and enter into restrictive agreement, in each case subject to customary exceptions for a credit facility of this size and type. The Amended Credit Agreement includes the same financial maintenance covenants as the Existing Credit Agreement which require the Company to be in compliance with a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio.

The foregoing description of the Third Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Credit Agreement, as amended by the Third Amendment, that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enova International, Inc.

Date:	September 2, 2025	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary